UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 10, 2007

Inverness Medical Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     On December 10, 2007, Inverness Medical Innovations, Inc. (the “Company”) entered into an Implementation Deed with BBI Holdings Plc, a company registered under the laws of England and Wales (“BBI”), pursuant to which the Company has agreed to a proposal to acquire the entire issued and to be issued ordinary share capital of BBI (the “BBI Shares”) pursuant to a scheme of arrangement under Section 425 of the United Kingdom Companies Act 1985 (the “Scheme”). The Scheme is subject to a number of conditions, including approval by the shareholders of BBI and sanction by the High Court of Justice of England and Wales.
     Under the terms of the Scheme, each holder of BBI Shares may elect to receive either 0.069 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) or 185 pence (U.K.) for each BBI Share held. As of December 10, 2007, there were 42,917,735 BBI Shares issued and outstanding. Of those shares, 5,208,333 were held by a wholly owned subsidiary of the Company and will not be subject to the Scheme. Based on the foregoing, if each holder of BBI Shares (other than the Company’s subsidiary) elects to receive shares of Common Stock in exchange for its BBI Shares pursuant to the Scheme, the Company will be required to issue an aggregate of approximately 2,601,949 shares of Common Stock.
     In addition, as of December 10, 2007 there were also outstanding options to purchase an aggregate of 5,303,349 BBI Shares. The Company intends to offer each option holder the opportunity to exchange his or her existing BBI options for new options to purchase Common Stock of the Company having an equivalent value. Based on the exchange ratio available under the Scheme (which exchange ratio will not necessarily apply to the conversion of BBI options), if all such option holders exchange all of their BBI options, the Company expects that it would issue options to purchase an aggregate of approximately 365,931 shares of Common Stock.
     In connection with the issuance of shares of Common Stock pursuant to the Scheme, the Company intends to rely on the exemptions from registration afforded by Rule 802 under the Securities Act of 1933, as amended, for business combinations where U.S. holders entitled to participate in the business combination hold no more than 10% of the securities that are the subject of the business combination, and by Section 3(a)(10) of the Securities Act for exchanges of securities after a hearing by a court upon the fairness of the terms and conditions of the exchange.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance

Dated: December 14, 2007